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                                                                   EXHIBIT 10.66


                              THE DWYER GROUP, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


         1. Grant of Option. Pursuant to The Dwyer Group, Inc. 1997 Stock Option Plan (the "Plan") for employees and directors of The Dwyer Group, Inc., a Delaware corporation (the "Company") and its subsidiaries, the Company grants to

                                   JOHN HAYES
                              (the "Option Holder")

an incentive stock option to purchase from the Company a total of 10,000 shares of Common Stock, $0.10 par value, of the Company at $1.97 per share (being the fair market value per share of the Common Stock on the date of this grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement.

         2. Time of Exercise. Except only as specifically provided elsewhere in this Agreement, the Option Holder may exercise this option only in the following cumulative installments:

                       2,000 PER YEAR BEGINNING 6/29/2000

In the event of the Option Holder's termination of employment for whatever cause, the option will be exercisable only to the extent that the Option Holder could have exercised it on the date of his termination of employment.

         3. Subject to Plan. This option and the grant and exercise thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

         4. Term. This option will terminate at the first of the following:

         (a)      5 p.m. on June 29, 2009.


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         (b)      5 p.m. on the date one year following the date the Option
                  Holder's employment or directorship with the Company and its subsidiaries terminates by reason of the Option Holder's death or disability.

         (c) 5 p.m. on the 30th day following the date the Option Holder's employment or directorship with the Company and its subsidiaries terminates for a reason other than death or disability.

         5. Who May Exercise. Except in the case of death or disability of the Option Holder, this option may be exercised only by the Option Holder. If the Option Holder dies or becomes disabled prior to the termination date specified in Section 4 hereof without having exercised the option as to all of the shares covered thereby, the option may be exercised at any time prior to the earlier of the dates specified in Section 4(a) and (b) hereof by (i) the Option Holder's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (ii) the Option Holder or his personal representative in the event of the Option Holder's disability, subject to the other terms of this Agreement, the Plan and applicable laws, rules and regulations.

         6. Restrictions on Exercise. This option:

         (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued;

         (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been secured; and

         (c) may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the 30th day prior to the date of exercise the Option Holder was an employee of either the Company or a subsidiary of the Company; provided, if the Option Holder's continuous employment is terminated by death or disability, or if the Option Holder dies or becomes disabled within said period, this option may be exercised in accordance with
                  Section 5.

         7. Manner of Exercise. Subject to such administrative regulations as the Committee administering the Plan may from time to time adopt, the Option Holder or beneficiary shall, in order to exercise this option, give written notice to the Company of the exercise price and the number of shares which he will purchase. Any notice shall include full payment in United States dollars of the applicable option exercise price and an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of


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the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

         8. Non-Assignability. This option is not assignable or transferable by the Option Holder except by will or by the laws of descent and distribution.

         9. Rights of Stockholder. The Option Holder will have no rights as a stockholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         10. Capital Adjustments. The number of shares of Common Stock covered by this option, and the option price thereof, shall be subject to such adjustments as the Board of Directors of the Company deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

         In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation the rights and duties of the Option Holder and the Company shall not be affected in any manner. In the event the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving corporation, or in the event any other person or entity acquires 100% of the outstanding Common Stock of the Company (the transaction being collectively referred to as the "transaction"), then the Company shall notify the Option Holder that his option evidenced by this Agreement is accelerated effective as of the effective date of the transaction whether or not such option shall then be exercisable under the terms of this Agreement. The Option Holder may exercise any portion of the option as he may desire and deposit with the Company the requisite cash to purchase in full and not in installments the Common Stock thereby exercised, in which case the Company shall, prior to the effective date of the transaction, issue all Common Stock thus exercised, which shall be treated as issued stock for purposes of the transaction.

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         11. Law Governing. This Agreement is intended to be performed in the
State of Texas and shall be construed and enforced in accordance with and governed by the laws of such State.

         12. Date of Grant. The date of grant of this option is June 29, 1999.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 12 hereof.


                                              THE DWYER GROUP, INC.


                                              By:
                                                 -----------------------------


                                              --------------------------------
                                              John Hayes, Option Holder